Exhibit 2.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

DATED

AS OF JUNE 8, 2004

BY AND AMONG

CARDINAL BANK, N.A.

AND

UNITED BANK

TABLE OF CONTENTS

ARTICLE 1  PURCHASE AND SALE OF MEMBERSHIP INTERESTS

SECTION 1.1

AGREEMENT TO PURCHASE AND SELL

1

SECTION 1.2

PURCHASE PRICE

1

SECTION 1.3

PURCHASE PRICE PAYMENT

1

SECTION 1.4

CLOSING

1

SECTION 1.5.

ACCESS; INFORMATION

2

ARTICLE 2  REPRESENTATIONS AND WARRANTIES

2

SECTION 2.1

DISCLOSURE SCHEDULES

2

SECTION 2.2

STANDARD

3

SECTION 2.3

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

3

(a)

Ownership of Shares

3

(b)

Organization and Qualification; Charter and Operating Agreement; Subsidiaries

3

(c)

Power and Authority; Effect of Agreement

4

(d)

Non-Contravention

4

(e)

Financial Statement; Tangible Net Worth s

4

(f)

No Undisclosed Liabilities

4

(g)

Tax Matters

5

(h)

Books and Records

5

(i)

Title to Properties; Absence of Liens and Encumbrances; Condition of Properties

6

(j)

Loans Receivable

6

(k)

Legal Proceedings

6

(l)

Insurance

6

(m)

Employment Matters

6

(n)

Commitments

7

(o)

Intellectual Property

8

(p)

Compliance with Law

9

(q)

Absence of Changes

10

(r)

Employee Benefit Plans

11

(s)

No Brokers

14

(t)

No Violation of Environmental Laws

14

(u)

Relationships with Related Persons

15

(v)

Leases

15

(w)

No Loan Servicing or Hedging Transactions

15

(x)

Disclosure

15

SECTION 2.4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

15

(a)

Organization and Authority of the Purchaser

16

(b)

Power and Authority; Effect of Agreement

16

(c)

Litigation

16

(d)

Disclosure

16

ARTICLE 3  CONDITIONS PRECEDENT

16

SECTION 3.1

CONDITIONS PRECEDENT TO OBLIGATION OF PURCHASER

16

(a)

Accuracy of Representations and Warranties

16

(b)

Performance of Agreements

17

(c)

Seller's  Certificate

17

(d)

Receipt of Licenses, Permits and Consents

17

(e)

Prohibited Actions

17

(f)

Opinion of Counsel for the Company and the Sellers

18

(g)

Adverse Proceedings

18

(h)

Update

18

(i)

Closing Deliveries

18

i

(j)

Changes

19

SECTION 3.2

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS

19

(a)

Accuracy of Representations and Warranties

19

(b)

Performance of Agreements

19

(c)

Officer’s Certificate

19

(d)

Payment of Purchase Price

19

(f)

Opinion of Purchaser's Counsel

19

(g)

Tangible Net Worth

19

(h)

Legal Lending Limit

19

ARTICLE 4  OTHER AGREEMENTS

20

SECTION 4.1

TAX MATTERS

20

SECTION 4.2

COOPERATION

20

SECTION 4.3

APPROVALS

20

SECTION 4.4

EMPLOYEE BENEFITS

20

SECTION 4.5

 CONDUCT OF THE BUSINESS OF THE COMPANY

20

SECTION 4.6

PUBLICITY

21

SECTION 4.7

WAREHOUSE LINE OF CREDIT

21

SECTION 4.8

TAX LIABILITIES

21

ARTICLE 5  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

21

SECTION 5.1

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

21

SECTION 5.2

INDEMNIFICATION BY SELLERS

22

SECTION 5.3

INDEMNIFICATION BY PURCHASER

22

SECTION 5.4

ASSERTION OF INDEMNIFICATION CLAIM

22

SECTION 5.5

INDEMNIFICATION NET OF INSURANCE RECOVERY

23

SECTION 5.6

LIMITATION OF LIABILITY

23

ARTICLE 6  TERMINATION

23

SECTION 6.1

TERMINATION

23

SECTION 6.2

EFFECT OF TERMINATION

24

ARTICLE 7  MISCELLANEOUS

24

SECTION 7.1

FEES AND EXPENSES

24

SECTION 7.2

NOTICES

24

SECTION 7.3

ENTIRE AGREEMENT

25

SECTION 7.4

BINDING EFFECT; BENEFIT

26

SECTION 7.5

SECTION HEADINGS; CONSTRUCTION

26

SECTION 7.6

COUNTERPARTS

26

SECTION 7.7

APPLICABLE LAW

26

SECTION 7.8

TIME OF ESSENCE

26

SECTION 7.9

SEVERABILITY

26

ii

Exhibits

Exhibit A

-

Definitions

Exhibit B

-

Opinion Letter

Exhibit C

-

Opinion Letter

Schedules

Schedule 2.3(b)

-

Subsidiaries, Affiliates and Equity Investments

Schedule 2.3(d)

-

Non-Contravention

Schedule 2.3(e)

-

Financial Statements

Schedule 2.3(f)

-

Undisclosed Liabilities

Schedule 2.3(g)

-

Tax Liabilities

Schedule 2.3(i)

-

Title to Property

Schedule 2.3(j)

-

Loans Receivable

Schedule 2.3(k)

-

Legal Proceedings

Schedule 2.3(l)

-

Insurance

Schedule 2.3(n)

-

Commitments

Schedule 2.3(o)

-

Intellectual Property

Schedule 2.3(p)

-

Compliance with Laws

Schedule 2.3(q)

-

Absence of Changes

Schedule 2.3(r)

-

Employee Benefit Plans

Schedule 2.3(t)

-

Environmental Violations

Schedule 2.3(u)

-

Relationships with Related Parties

Schedule 2.3(v)

-

Leases

iii

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of June 8, 2004, is made and entered into by and among CARDINAL BANK, N.A. (“Purchaser”), and UNITED BANK ("Seller").   Seller and Purchaser are sometimes referred to collectively herein as the “Parties” and individually as a “Party.”

Terms capitalized but not otherwise defined herein have the meanings ascribed to them in Exhibit A hereto.

RECITALS

A.

Seller owns all of the issued and outstanding membership interests ("Shares") of George Mason Mortgage, LLC (the "Company").

B.

Seller desires to sell all of its Shares to Purchaser, and Purchaser desires to purchase such Shares, on the terms and conditions hereinafter set forth.

TERMS AND CONDITIONS OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants, promises and undertakings set forth in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF MEMBERSHIP INTERESTS

Section 1.1

Agreement to Purchase and Sell.  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date Seller shall sell, grant, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, all of its Shares (the “Purchased Shares”), free and clear of all liens, encumbrances, charges, assessments and adverse claims of any kind whatsoever.

Section 1.2

Purchase Price.  The purchase price for the Purchased Shares shall be Seventeen Million and No/100 Dollars ($17,000,000) (the “Purchase Price”).

Section 1.3.

Purchase Price Payment.  On the Closing Date the Purchaser shall pay Seventeen Million and No/100 Dollars ($17,000,000) to Seller by wire transfer of immediately available funds to an account designated by Seller.

Section 1.4.

Closing.  The closing of the transactions contemplated hereunder (the “Closing”) shall take place at Purchaser’s offices located at 8270 Greensboro Drive, McLean, VA 22102 beginning at 10:00 a.m., local time, on June 30, 2004 (the “Closing Date”) or such other date to which the Parties agree.  However, the Closing will be postponed, if necessary, until the Company has obtained warehouse lines of credit sufficient to allow it to reduce its current warehouse lines of credit with the Seller and its bank Affiliate to the lesser of $60,000,000 or the aggregate legal lending limit of Seller and its bank Affiliate.

Section 1.5.

Access; Information.  (a) Seller agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Purchaser and Purchaser’s officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Closing Date to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information of the Company as Purchaser may reasonably request and, during such period, it shall furnish promptly to Purchaser such other information concerning the business, properties and personnel of the Company as Purchaser may reasonably request.

(b)  Each Party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 1.5 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.  Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 1.5 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources.  In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.  No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.1

Disclosure Schedules.  On or before June 15, 2004, Seller shall deliver to Purchaser a schedule (“Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.3 or to one or more of its covenants contained in Article 3; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 2.2, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the Company or the Seller.  On or before June 22, 2004, Purchaser shall notify Seller in writing of any concerns Purchaser has arising out of the information contained in the Disclosure Schedule or the information that comes to Purchaser’s attention in the course of the investigation permitted by Section 1.5.  Purchaser shall be deemed to have accepted all matters set forth in the Disclosure Schedule unless it expresses written concerns in accordance with the preceding sentence.  Purchaser may request amendments to this Agreement on the basis of written concerns that it provides to the Sellers in accordance with this Section 2.1.  If such requests are not resolved satisfactorily to both parties, neither party shall have any obligation to consummate the transactions contemplated by this Agreement.  Purchaser shall be deemed to have waived all written concerns that are not specifically addressed in an amendment to this Agreement.  Between June 22, 2004 and the Closing Date, the Seller shall supplement the Disclosure Schedule as necessary to make the representations and warranties set forth in Section 2.3 complete and correct as of the Closing Date.  Purchaser shall have the right to notify Seller of concerns and request amendments arising out of such supplements in the manner set forth above; provided that, if any matter disclosed in such a supplement occurs after June 15, 2004, Purchaser shall be entitled to seek such an amendment as to such matter only if such matter is likely to result in a Material Adverse Effect on the Company or the Seller.  Purchaser shall be deemed to have accepted all matters set forth in such supplements unless it expresses written concerns on or prior to the Closing Date and to have waived all written concerns that are not specifically addressed in an amendment to this Agreement.

Section 2.2

Standard.  No representation or warranty of Seller or Purchaser contained in Section 2.3 or 2.4 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 2.3 or 2.4 has had or is reasonably likely to have a Material Adverse Effect.

Section 2.3

Representations and Warranties of Seller.  Seller represents and warrants to Purchaser as of the date hereof and the Closing Date (except to the extent that a representation and warranty expressly speaks to a specified earlier date) as follows:

(a)

Ownership of Shares.  All of the Shares of the Company are owned by Seller, free and clear of all liens, encumbrances, charges, assessments and adverse claims of any kind whatsoever.  Seller has not pledged, hypothecated or otherwise granted or assigned any interest in, or otherwise restricted the transfer of, any of the Shares.  The issued and outstanding Shares have been validly issued and are free of any preemptive rights.  There are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements or arrangements of any character obligating the Company to issue any additional Shares or any other securities convertible into or evidencing the right to subscribe for any Shares.  There are no limits or restrictions of any kind on the voting of any of the Shares.  All of the Shares were issued in compliance with all applicable state and federal securities laws.

(b)

Organization and Qualification; Charter and Operating Agreement; Subsidiaries.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of Virginia, and has all requisite power and authority to own, lease and operate its properties (real, personal and mixed, and whether tangible or intangible), and to carry on its business as now being conducted.  The Company is duly qualified to do business and is in good standing as a foreign limited liability company in all jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary.  True and complete copies of the Articles of Organization and Operating Agreement of the Company and all amendments thereto have previously been delivered to Purchaser.  Except as disclosed in Schedule 2.3(b), the Company has no subsidiaries or affiliates, and has no equity investments.

(c)

Power and Authority; Effect of Agreement.  Seller has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally.

(d)

Non-Contravention.  Except as set forth in Schedule 2.3(d) hereto, the execution, delivery and performance by Seller of this Agreement and consummation by Seller of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time, or both, (i) violate, or require any consent under, any Commitment (defined in Section 2.3(n)(1)), (ii) violate any judgment, ruling, order, writ, injunction, statute, law, rule or regulation applicable to Seller or the Company, or (iii) require any consent, approval, filing or notice under any provision of law applicable to Seller or the Company.

(e)

Financial Statements; Tangible Net Worth.  Seller has delivered to Purchaser (i) true and complete copies of the Company’s audited balance sheets as of December 31, 2003, 2002 and 2001 and the related audited statements of income and members’ capital for the fiscal years then ended, accompanied by the related notes thereto and the related report of Ernst & Young (collectively, the "Year-End Statements"), and (ii) true and complete copies of the Company’s unaudited balance sheet as of April 30, 2004 (the “Unaudited Balance Sheet”) and the related unaudited statements of income and members’ capital for the four (4) months then ended (collectively, the documents referred to in (i) and (ii) shall be referred to as the “Financial Statements”).  Except as set forth on Schedule 2.3(e), the Financial Statements have been prepared in conformity with GAAP, applied on a consistent basis, and present fairly the financial condition, results of operations, cash flows and changes in members’ capital of the Company as of the dates thereof and for the periods included therein; provided, however that unaudited interim statements lack normal year end adjustments and footnotes.  The Financial Statements are consistent with the books and records of the Company.

At the time of Closing, the Tangible Net Worth of the Company shall not be less than zero ($0.00) and the allowance for loan losses and other reserves shall not be less than their respective balances at the end of the month that precedes the month in which the Closing occurs.

(f)

No Undisclosed Liabilities.  The Company is not liable for or subject to any liabilities, debts or obligations, absolute, accrued, known or unknown, contingent or otherwise (collectively, “Liabilities”) except (i) Liabilities which are fully reflected or reserved against on the Unaudited Balance Sheet; (ii) Liabilities incurred since April 30, 2004 in the ordinary course of business, consistent with the past practices of the Company; and (iii) as set forth in Schedule 2.3(f) to this Agreement.

(g)

Tax Matters.

(1)

The Company has filed or caused to be filed all Tax Returns required to be filed, and in respect of any period ending prior to the date hereof, has paid, or has set up an adequate reserve for the payment of, all Taxes required to be paid by the Company and, in respect of any subsequent period that ends prior to or that includes the Closing Date, has paid or has set up an adequate reserve for the payment of all Taxes required to be paid or anticipated to be payable by the Company.  The Company will not have any liability for any such Taxes in excess of the amounts so paid or reserves so established, and is not delinquent in the payment of any Tax, assessment or governmental charge and has not requested any extension of time within which to file any Tax Return in respect of any fiscal year that has not since been filed.  No deficiencies for any Tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against the Company that would not be covered by existing reserves, and, as of the date of this Agreement, no requests for waivers of the time to assess any such Tax are pending.  The Company is not undergoing any audit or examination with respect to Taxes and no claims have been made, which are currently pending, by any United States or any other taxing authority in connection with any Tax Returns.  There is no commitment to which the Company is a party covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 404 of the Code.  All Taxes required to be withheld and paid over by the Company to any relevant taxing authority in connection with payments to employees, independent contractors, creditors, members or third parties have been so withheld and paid over.

(2)

Except as set forth in Schedule 2.3(g):  (i) no Tax authority in a jurisdiction where the Company does not file Tax Returns has made a written claim, assertion or threat that the Company is or may be subject to Tax in such jurisdiction; and (ii) no power of attorney has been granted by the Company with respect to any matter relating to Taxes of the Company that is currently in force.

(3)

There are no Tax liens on any assets of the Company, except liens for Taxes not yet due and payable.

(4)

Since its formation, the Company has been classified for federal income Tax purposes as a disregarded entity, as defined under Treasury Regulation Section 301.7701-2(a).  The Company has not elected and will not elect to be treated for federal income tax purposes as a corporation under Treasury Regulation Section 301.7701-3(c) prior to Closing; and the Company will not take any other action prior to Closing that will result in a change of its classification as a disregarded entity for federal income Tax purposes.

(h)

Books and Records.  The books of account, membership record books and other records of the Company, all of which have been made available to Purchaser, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.  At the Closing, all of the books and records of the Company will be in the possession of the Company.

(i)

Title to Properties; Absence of Liens and Encumbrances; Condition of Properties.  Except as set forth in Schedule 2.3(i) to this Agreement, the Company has good, valid and marketable title to its properties and assets (real, personal and mixed and whether tangible or intangible), free and clear of all liens, encumbrances, adverse claims or other interests.  The Company's fixed assets are in good repair and operating condition and are suitable for the operations for which they are being used by the Company.

(j)

Loans Receivable.   Except as set forth in Schedule 2.3(j), all evidences of indebtedness reflected as assets in the Financial Statements were as of such dates in all material respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity.

(k)

Legal Proceedings.  Except as described in Schedule 2.3(k) to this Agreement, there are no pending or, to Seller's knowledge, threatened legal, administrative, governmental or other claims, actions, suits, proceedings or governmental investigations to which the Company is a party or relating to any of its properties or rights or otherwise affecting the Company.  To Seller's knowledge, there is no reasonable basis for any claim, action, suit, proceeding or investigation against or relating to the Company or any of its respective properties or rights.

(l)

Insurance.  The Company presently maintains, and during its existence has maintained, casualty and liability insurance policies and/or surety bonds covering all of the material assets, properties and operations of the Company.  There are no material claims pending under any such policy, nor is there, to the knowledge of Seller, any basis for any such claim, nor has any such claim been denied in the past three (3) years.  Schedule 2.3(1) contains a complete list and brief description of all policies of casualty, liability and other forms of insurance held by the Company.

(m)

Employment Matters.  There are no actions, suits, claims, labor disputes or grievances pending, or to Seller's knowledge, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Company employee.  No unfair labor practice complaint or arbitration against or affecting the Company is pending before the National Labor Relations Board, and no labor strike, dispute, slowdown or stoppage is pending against or affecting the Company, and there is no collective bargaining or similar agreement involving the Company as a party.  To the best of Seller's knowledge, there is no union or collective bargaining organizational activity occurring among the employees of the Company.  The Company is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours with respect to its employees.  To the best of Seller's knowledge, no employee of the Company has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound.

Neither the Seller nor the Company has made any promise or representation to any Company employee regarding continuation of such employee’s employment by the Company or Purchaser following the Closing.

(n)

Commitments.

(1)

Schedule 2.3(n) lists each contract or agreement, whether written or oral (including any and all amendments thereto), to which the Company is a party, or by which the Company is bound (collectively, the “Commitments”) of the following types:

(i)

Commitments for the sale of any real or personal (tangible or intangible) properties other than in the ordinary course of business, or for the grant of any option or preferential rights to purchase any such properties;

(ii)

Commitments for the construction, modification or repair of any building, structure or facility or for any capital expenditures or for the acquisition of fixed assets, providing for aggregate payments in excess of $10,000;

(iii)

Commitments relating to the acquisition by the Company of any operating business or the capital stock or equity interest of any other Person that has not been consummated or that has been consummated but contains representations, covenants, guaranties, indemnities or other obligations that remain in effect;

(iv)

Commitments pursuant to which any party is required to purchase or sell a stated portion of its requirements or output to another party or perform a stated amount of service for, on behalf of, or upon the referral of another party;

(v)

Commitments under which the Company agrees to indemnify any Person;

(vi)

Commitments containing covenants of the Company not to compete, do business in any line of business or in any geographical area or with any Person, or to disclose certain information, or covenants of any Person not to compete with the Company in any line of business or in any geographical area or disclose information concerning the Company;

(vii)

Commitments in respect of any joint venture, partnership or other similar arrangement (including, without limitation, any joint development agreement);

(viii)

Commitments relating to any Governmental Authority;

(ix)

Commitments relating to warehouse lines of credit, outstanding letters of credit or performance bonds or creating any obligation or liability as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, except as endorser or maker of checks endorsed or made in the ordinary course of business;

(x)

Commitments (other than loan commitments to customers and those specified in any of clauses (i) through (ix)  above) which are material to the Company’s business; and

(xi)

Commitments currently in negotiation by the Company of a type, which if entered into would be required to be listed in Schedule 2.3(n) or to be disclosed on any other Schedule hereto.

(2)

Complete copies (or, if oral, full written descriptions) of all Commitments required to be listed in Schedule 2.3(n), including all amendments thereto, have been delivered to Purchaser.

To the best of Seller's knowledge, there is no breach, violation or default by the Company and no event which, with notice or lapse of time or both, would constitute a breach, violation or default by the Company, or give rise to any lien or encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration under, any Commitment listed in Schedule 2.3(n), except for breaches, violations and defaults, or encumbrances or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration which, individually and in the aggregate, are not material.

To the best knowledge of Sellers, no other party to any of the Commitments listed in Schedule 2.3(n) is in material arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Commitments and no material waiver or material indulgence has been granted by any of the parties thereto.

Seller has no knowledge that any change will occur in the relationships of the Company with any customers or suppliers, whether or not as a result of this Closing or the transactions related thereto, which change would be adverse to the Company or its business.

After the date of this Agreement, the Company will not incur any liability (whether as an indemnity, compensation, reimbursement or otherwise) for terminating any Commitment in accordance with the terms thereof at the end of any stated term, except as expressly set forth in any Commitment.

Seller does not have, nor will it have immediately after the Closing Date, any financial interest in any party, other than the Company, to any of the Commitments and all of the Commitments, to the best of Sellers' knowledge, were negotiated on an arm’s length basis.

(o)

Intellectual Property.

(1)

Schedule 2.3(o)(1) attached hereto sets forth a true, correct and complete list and, where appropriate, a description of, all licenses, patents, trade names, trademarks, service marks and copyrights ("Intellectual Property") owned by the Company and/or used in the conduct of its business.   Except as set forth on Schedule 2.3(o)(1), the Company is not a party to any written or oral license (either as licensor or licensee), sublicense (either as sublicensor or sublicensee).

(2)

The Company has not materially infringed, misappropriated, or otherwise used, and is not now materially infringing in an unauthorized manner the proprietary rights (including but not limited to the patent, trade secret, trademark, service mark, trade dress, or copyright rights) of any third party.

(3)

Neither Seller nor the Company has granted or committed to grant any rights in the Company’s Intellectual Property of any nature whatsoever to any third party except as disclosed in Schedule 2.3(o)(3).

(4)

Except as disclosed in Schedule 2.3(o)(4), no claim has been asserted by any Person: (i) claiming that any action by the Company infringes on the intellectual property rights of any other Person; (ii) challenging or questioning the right of the Company to use any of the Intellectual Property being used by it or; (iii) except for license agreements disclosed in Schedule 2.3(o)(1), asserting the right of any third party to use such Intellectual Property.

(5)

Seller has no knowledge of any unauthorized use, infringement or misappropriation of any of the Company’s Intellectual Property by any third party, including, but not limited to any employee or former employee of the Company.

(6)

Seller does not own or have any rights in or to any Intellectual Property that is presently used in connection with the conduct of the Company’s business.

(7)

The execution and performance of this Agreement will not result in cancellation or inability of the Company to use any of the Intellectual Property owned or used by it in its business.

(8)

To Sellers' best knowledge, there is no Intellectual Property right which is not currently owned or lawfully used by the Company which is required for the continued operation of its business as presently conducted.

(p)

Compliance with Law.   Except as set forth in Schedule 2.3(p), to the Sellers' best knowledge, the Company is in material compliance with all applicable laws, regulations, ordinances and codes. Except as set forth in Schedule 2.3(p), neither the Seller nor the Company has received any written or oral notice regarding any material violation of any applicable laws, rules, regulations or orders relating to the operation, conduct or ownership of the Company’s business.  The Company has all material permits, licenses, certificates and authorizations of Governmental Authorities necessary for the conduct of its business as presently conducted.

In connection with the mortgage loan applications taken by the Company, the Company is in material compliance with any law, regulation, order or other governmental requirement relating to the origination of mortgage loans, or any requirement of FHLMC, FNMA, GNMA or any other Investor for which the resulting loan was intended by the Company or any requirement of any guaranteeing or insuring agency or private mortgage insurance company.

The Company has all licenses, permits, approvals, franchises, registrations and other authority as are necessary to enable it to conduct its business as now being conducted.  All such licenses, permits, approvals, franchises, registrations and other authority are listed in Schedule 2.3(p).  All such licenses, franchises, permits, approvals, registrations and other authorizations are in full force and effect.  No material violations have occurred or are continuing in respect of any such license, franchise, permit, approval, registration or other authorization that threaten to cause the revocation, suspension or limitation of such license, franchise, permit, approval, registration or authorization.  No proceeding is pending or, to Seller’s knowledge, threatened to revoke, suspend or limit any such license, franchise, permit, approval, registration or other authorization.  Seller makes no representation that any of the Company's licenses, permits, approvals, franchises, registrations or other authorizations will be of any use to Purchaser or that Purchaser will not be required to obtain licenses, permits, approvals, franchises, registrations or other authorizations different from or in addition to those required by Seller.

(q)

Absence of Changes.

(1)

Except as disclosed in Schedule 2.3(q), since April 30, 2004, there has not been:

(a)

any change in the business, results of operations, earnings, backlog, prospects, properties, assets, liabilities or condition, financial or otherwise, affecting the Company other than changes in the ordinary course of business, none of which, singly or in the aggregate, has had a Material Adverse Effect on the Company, provided that this representation and warranty shall not be construed to include changes affecting the mortgage banking industry generally;

(b)

any damage, destruction or loss (whether or not covered by insurance) materially affecting the Company;

(c)

except in the ordinary course of business for full and fair value received, any sale, assignment, transfer or other disposition of any tangible or intangible asset of the Company;

(d)

any material change in the business or commercial practices or accounting methods customarily followed by the Company, including, without limitation any practice that accelerates the sale of mortgage loans available for sale and the recognition of any related gains.

(2)

Since April 30, 2004, except as set forth in Schedule 2.3(q), the Company has not:

(a)

purchased, issued, redeemed, sold, or otherwise acquired or disposed of any Shares, or granted any options, warrants or other rights to purchase or convert any obligation into Shares of the Company;

(b)

incurred, assumed or guaranteed or entered into any commitment in respect of any indebtedness for borrowed money or materially changed any of its indebtedness except in the ordinary course of business;

(c)

made any material increase in the compensation payable or to become payable by it to its managers or key employees or adopted any increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such managers or key employees, except increases occurring in the ordinary course of business consistent with past practice;

(d)

entered into any material commitment, contract, agreement, license, lease or transaction other than in the ordinary course of business; or

(e)

entered into any agreements, whether in writing or otherwise, to take any action described in this Section 2.3(q).

(r)

Employee Benefit Plans.  To the Sellers' best knowledge, except as disclosed herein in Schedule 2.3(r):

(1)

The information set forth in Schedule 2.3(r)(1) is an accurate and complete list, by sponsor, plan name and employee benefit type, of each plan, fund, program, policy or arrangement of providing benefits, whether written or unwritten, and whether covering one person or more than one person, sponsored or maintained by the Seller or the Company and covering one or more present or former employees, beneficiary or dependents (collectively, the “Employee Benefit Plans”).  Employee Benefit Plan includes any welfare benefit plan within the meaning of Section 3(1) of ERISA and any employee pension benefit plan within the meaning of Section 3(2) of ERISA.

(2)

Each Employee Benefit Plan has been maintained and operated in material compliance with its terms and the requirements of all applicable laws, including ERISA and the Code; and, each Employee Benefit Plan intended to be qualified under Section 401 of the Code has been determined to be so qualified by the Internal Revenue Service and each such plan has satisfied, in form and operation, the qualification requirements of Section 401(a) of the Code and no action has been taken that has or is reasonably expected to have an adverse impact on the continued qualification of such plan.

(3)

No complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur solely as a result of this Agreement and the consummation of the transactions contemplated hereby.

(4)

Neither the Seller nor the Company has any current commitment or understanding to create, modify or terminate any Employee Benefit Plan, except solely as required by current applicable law.

(5)

No condition or circumstance exists that would prevent the subsequent unrestricted amendment or termination of any Employee Benefit Plan.

(6)

Apart from the transactions contemplated by this Agreement or a change in applicable law, no event has occurred and no condition or circumstance exists that will or could result in a material increase in benefits under, or the expense of maintaining, any Employee Benefit Plan.

(7)

Neither the Seller nor the Company nor any affiliate maintains, contributes to or has maintained or contributed to any Employee Benefit Plan subject to Section 413 of the Code or which otherwise is a “multiemployer plan” (as such term is defined in Section 4001 of ERISA).  Neither the Company, Seller or any affiliate maintains or has maintained an Employee Benefit Plan subject to Section 302 of Title I and Title IV of ERISA or Section 412 of the Code.

(8)

At no time has the Company or Seller maintained or had any obligation under any Employee Benefit Plan which is a “group health plan” (as such term is defined in Section 5000 of the Code) that is not or has not been administered and operated in material compliance with the applicable requirements of ERISA, the Code, the Health Insurance Portability and Accountability Act (“HIPAA”) and other applicable local, state and federal law.  Such requirements include, but are not limited to, the following:

(a)

The continuation coverage requirements of the Consolidated Omnibus Reconciliation Act (“COBRA”);

(b)

The COBRA notice requirements;

(c)

The fiduciary duty, prohibited transaction, reporting, disclosure, and notice requirements of ERISA;

(d)

The health factor nondiscrimination requirements of HIPAA;

(e)

The special enrollment requirements of HIPAA;

(f)

The preexisting condition exclusion limitations of HIPAA;

(g)

The health information privacy standards of HIPAA;

(h)

The mothers and newborns coverage requirements of ERISA;

(i)

The mental health parity requirements of ERISA;

(j)

The reconstruction following mastectomy coverage requirements of ERISA; and

(h)

The nondiscrimination and reporting requirements of the Code.

(9)

The Company does not maintain or have any obligation under any Employee Benefit Plan providing for retiree health benefits or retiree life benefits (or having any unfunded liabilities); and, no Person is entitled to, with respect to employment with the Company, any benefit to be provided or paid after termination of employment, including any severance benefit (other than pursuant to an Employee Benefit Plan that is tax-qualified under Section 401 of the Code or pursuant to the group health plan continuation coverage requirements under Section 4980B of the Code).

(10)

No actions are pending, or to the best of Sellers’ knowledge, threatened or anticipated against the Company or any Employee Benefit Plan (other than routine claims for benefits).

(11)

No Employee Benefit Plan, or any fiduciary thereof, is or has been the subject of an audit, investigation or examination by any Governmental Authority.

(12)

Full payment has been made, or by the Closing will have been made, of all contributions or other amounts which the Company is required to pay, under applicable law or under any Employee Benefit Plan, as to each employee’s service through Closing or adequate reserves have been provided for in the Financial Statements of the Company.

(13)

All contributions by the Company under an Employee Benefit Plan have been deducted, or can be deducted, for the taxable year for which such contributions are made; and, no such contribution deduction has been challenged or disallowed.

(14)

The Company has created sufficient reserves to make all Employee Benefit Plan contributions that have accrued or will have accrued through Closing.

(15)

To the Seller's and Company’s knowledge, no event has occurred, and no condition or circumstance has existed that could adversely affect the qualified status of any other Employee Benefit Plan.

(16)

Neither the Company nor any manager or member of the Company has engaged in any prohibited transaction with respect to any Employee Benefit Plan, or breached any applicable fiduciary duty.

(17)

Seller has delivered or caused to be delivered to Purchaser true and complete copies of all of the following documents, as applicable, with respect to each Employee Benefit Plan: (i) all plan documents in effect on the date hereof, together with all amendments thereto; (ii) all current summary plan descriptions and summaries of material modifications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto); (iv) the most recent Internal Revenue Service determination letter for each plan intended to be qualified under Section 401 of the Code; (v) the annual report (Internal Revenue Service Form 5500) for each of the last four (4) complete years for each plan required to file such report; (vi) the most recent financial statements for each plan; and, (vii) all contractual obligation documents relating to each Employee Benefit Plan, including service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements and record-keeping agreements.

(18)

Except with regard to the employment agreements entered into pursuant to the terms of this Agreement, the Company is not party to any employment agreement or other agreement that causes any employee to be other than an “at will” employee.

(s)

No Brokers.  The Company has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated hereby.  The Company shall have no liability for such fees and expenses.

(t)

No Violation of Environmental Laws.

(1)

To the Seller's best knowledge, except as set forth in Schedule 2.3(t), the Company has at all times been in compliance with all applicable Environmental Laws and governmental Authorizations required under applicable Environmental Laws.  The Company will not become liable, and no event has occurred, and no condition or circumstance exists, that would or could reasonably be expected to (with or without notice or lapse of time) cause the Company to become liable for, any response cost, damages, losses or claims of any kind under any Environmental Laws.  Neither the Company nor Seller has received any notice or other communication that alleges that the Company is not in compliance with any Environmental Law, and, to the knowledge of the Seller, there are no circumstances that would or could reasonably be expected to prevent or interfere with the Company’s compliance with any Environmental Law in the future.

(2)

“Environmental Law” for the purposes of this Section shall mean any federal, state, local or foreign legal requirement relating to pollution or protection of human health or the environment, including air, surface water, ground water, land surface or subsurface strata, including any statute, regulation, ordinance or common law requirement relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act, Resource Conservation and Recovery Act, Clean Air Act, Clean Water Act, Toxic Substance Control Act, Emergency Planning and Community Right-to-Know Act, respective implementing regulations promulgated thereunder, and any similar state, local and foreign statutes, regulations, ordinances and requirements.  Hazardous Materials shall mean: (i) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (ii) any waste, gas or other substance or material that is explosive or radioactive; (iii) any “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical” or “toxic chemical,” as designated, listed or defined (whether expressly or by reference) in any Environmental Law; and (iv) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to above.

(u)

Relationships with Related Persons.  Except as disclosed on Schedule 2.3(u), neither Seller nor any affiliate of Seller has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company’s business and to Seller's best knowledge, there is no tangible asset currently used by the Company which the Company does not own or lease.  Neither Seller nor affiliate of Seller has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company in any market presently served by the Company.  Except as set forth on Schedule 2.3(u), neither Seller nor any affiliate of Seller or of the Company is a party to any Commitment with, or has any claim or right against, the Company.

(v)

Leases.  All real and personal property leased or subleased by the Company is listed in Schedule 2.3(v).  Seller has delivered to Purchaser correct and complete copies of the leases and/or subleases (including any amendments thereto) listed in Schedule 2.3(v).  With respect to each lease listed in Schedule 2.3(v):  (i)  to the Seller's best knowledge, there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease; (ii) the Company has not assigned, transferred, conveyed, mortgaged or encumbered any interest in the leasehold or subleasehold; (iii) to the best knowledge of Seller, all facilities leased or subleased thereunder have received approvals of Governmental Authorities (including licenses and permits) required in connection with the operation thereof and operation of the Company's business therein and have been operated and maintained in accordance with applicable laws, rules and regulations.

(w)

No Loan Servicing or Hedging Transactions.  Except for mortgage loans held and serviced by the Company until they are sold to Investors, the Company has not serviced, and does not service, any mortgage loans for the account of others.  Except as set forth in Schedule 2.3(w), the Company has not engaged, nor does it engage, in any interest rate or commodity swaps, caps, floors, or collars, forward foreign exchange transactions, currency swaps, cross-currency rate swaps, currency options, or any combination of, or option with respect to, these or other hedging transactions.

(x)

Disclosure.  None of the information included in this Agreement (including the Exhibits hereto), in the Disclosure Schedules, any other written document or computer tape previously furnished by Seller or hereafter furnished in connection with the sale of the Shares is materially false or misleading or omits to state a material fact necessary in order to make any of the statements therein not misleading.  To Seller’s knowledge, there is no fact, other than facts affecting the mortgage banking industry generally, that adversely affects or in the future might reasonably be expected to affect adversely the assets, properties, business, profits or financial condition of the Company in any material respect that has not been set forth or referred to in this Agreement (including the Exhibits hereto) or the Disclosure Schedules.

Section 2.4

Representations and Warranties of Purchaser.  Purchaser represents and warrants to the Seller as of the date hereof and the Closing Date as follows:

(a)

Organization and Authority of the Purchaser.  The Purchaser is a national bank duly organized, legally existing and in good standing under the laws of the United States, and has all requisite power and authority, corporate and otherwise, to own, operate and lease its properties and assets and to conduct its business as it is now being conducted.  The Purchaser is duly qualified to transact business as a foreign corporation and is in good standing under the laws of every state or jurisdiction in which the nature of its activities or of its properties owned, leased or operated makes such qualification necessary and in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on the Purchaser.

(b)

Power and Authority; Effect of Agreement.  This Agreement has been duly executed and delivered by Purchaser, and shall be a legal and valid obligation of Purchaser enforceable against it in accordance with the terms of this Agreement, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally.  The execution and delivery by Purchaser of this Agreement do not, and the performance of this Agreement by Purchaser will not, violate or constitute a breach under any provision of the respective Articles of Incorporation or Bylaws of Purchaser, or any contract, lease, license or commitment to which it is a party, or violate any applicable statute, regulation or law or any order, writ, injunction or decree of any court, administrative agency or governmental body.

(c)

Litigation.  There is no action, suit, investigation or proceeding pending against, or to the knowledge of Purchaser, threatened against, Purchaser before any arbitrator or Governmental Authority which in any manner challenges or seeks to prevent, alter or materially delay the transactions contemplated by this Agreement or which could have a Material Adverse Effect on the Purchaser.

(d)

Disclosure.  None of the information included in this Agreement (including the Exhibits hereto), any other written document or computer tape previously furnished by Purchaser or hereafter furnished in connection with the purchase of the Shares is materially false or misleading or omits to state a material fact by Purchaser necessary in order to make any of the statements therein not misleading.

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1

Conditions Precedent to Obligation of Purchaser.  The obligation of Purchaser to consummate the transactions contemplated hereby is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part by Purchaser, to the extent permitted by applicable law:

(a)

Accuracy of Representations and Warranties.  All representations and warranties of Seller contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b)

Performance of Agreements.  Seller and the Company shall have performed, or complied with, all covenants, obligations and agreements contained in this Agreement to be performed, or complied with, by them prior to or at the Closing Date, and all other agreements to be executed and delivered by the Company or Seller hereby shall have been executed and delivered.

(c)

Seller's Certificate.  Purchaser shall have received a certificate of the Seller dated the Closing Date to the effect that all conditions precedent have been satisfied (except to the extent that the satisfaction of any such conditions, by their terms, requires action by Purchaser).

(d)

Receipt of Licenses, Permits and Consents.  Purchaser shall have obtained and maintained such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities parties as are necessary for consummation of the transactions contemplated by this Agreement.  Consents of all Investors, to the assumption of agreements by Purchaser and consents of all landlords, computer hardware and software vendors and others required under the Commitments, shall have been obtained.

(e)

Prohibited Actions.  After the date of this Agreement, except as permitted by this Agreement or with the Purchaser’s consent, the Company shall not have:

(1)

issued any membership interests or securities or granted any option or issued any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities;

(2)

incurred any obligation or liability (absolute or contingent), except liabilities incurred and obligations entered into in the ordinary course of business;

(3)

mortgaged, pledged, or subjected to any lien, charge or any other encumbrance any of its assets or properties, other than in the ordinary course of business;

(4)

sold, assigned, or transferred any of its assets except in the normal course of business;

(5)

canceled any debts or claims, except in the ordinary course of business;

(6)

made any election or given any consent under the Code or the Tax statutes of any state or other jurisdiction or made any termination, revocation or cancellation of any such election or any consent or compromise or settled any claim for past or present Tax due;

(7)

waived any rights of material value;

(8)

materially modified, amended, altered or terminated any of its executory contracts of a material value or which are material in amount, except as set forth in Section 4.7 hereof;

(9)

taken or permitted any act or omission constituting a breach or default under any Commitment by which it or its properties are bound;

(10)

materially altered the terms, status or funding condition of any Employee Benefit Plan;

(11)

transferred any assets to Seller, other than cash; or

(12)

committed or agreed to do any of the foregoing in the future.

(f)

Opinion of Counsel for the Company and Sellers.  Purchaser shall have received an opinion of counsel to Seller, dated the Closing Date, in the form of Exhibit B hereto.

(g)

Adverse Proceedings.  No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or Person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of Purchaser to own the Shares or to own or operate the business of the Company after the Closing.

(h)

Update. The Company and Seller shall have provided Purchaser with a true, correct and complete update, as of the Closing Date, of all Schedules to this Agreement.  None of the information contained in such updated Schedules shall be materially adverse from the information supplied by Seller on or before June 15, 2004 pursuant to Section 2.1.

(i)

Closing Deliveries.  Purchaser shall have received at or prior to the Closing such documents, instruments or certificates as Purchaser may reasonably request including, without limitation:

(1)

a fully-executed assignment, in form and substance satisfactory to Purchaser, effecting the transfer of the Purchased Shares to Purchaser;

(2)

a certificate of the Clerk of the Virginia State Corporation Commission as to the legal existence and good standing (including tax) of the Company in Virginia;

(3)

where required by the applicable lease, estoppel certificates from each lessor from whom the Company leases real or personal property consenting to the acquisition of the Purchased Shares by Purchaser and the other transactions contemplated hereby, and representing that there are no outstanding claims against the Company under such lease;

(4)

copies of all consents, approvals or authorizations required by this Agreement; and

(5)

if necessary, executed assignments transferring all right, title and interest to any intellectual property or other proprietary rights as required by this Agreement.

(j)

Changes.   No material adverse change shall have occurred in the business, results of operations, assets or prospects of the Company.  Since the date of this Agreement, except as Purchaser has otherwise consented in writing, the Company shall have conducted its business only in the ordinary course consistent with past practice.

Section 3.2

Conditions Precedent to the Obligations of the Seller.  The obligations of the Seller to consummate the transactions contemplated hereby are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part by Sellers, to the extent permitted by applicable law:

(a)

Accuracy of Representations and Warranties.  All representations and warranties of Purchaser contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b)

Performance of Agreements.  Purchaser shall have performed all obligations and agreements contained in this Agreement to be performed by it prior to or at the Closing Date.

(c)

Officer’s Certificate.  Seller shall have received a certificate of Purchaser, dated the Closing Date, signed by an appropriate officer of Purchaser, to the effect that, the conditions specified in paragraphs (a) and (b) above have been fulfilled.

(d)

Payment of Purchase Price.  Purchaser shall pay at Closing the Purchase Price in accordance with Section 1.3 of this Agreement.

(e)

Opinion of Purchaser's Counsel.  Seller shall have received an opinion of counsel to Purchaser, dated the Closing Date, in the form of Exhibit C.

(f)

Tangible Net Worth. .  At the close of business on the Closing Date, the Tangible Net Worth of the Company shall be zero.

(g)

Legal Lending Limit.. . The Company shall have reduced its current warehouse line of credit to Seller and its bank Affiliate to the lesser of $60,000,000 or the aggregate legal lending limit of Seller and its bank Affiliate.

ARTICLE 4

OTHER AGREEMENTS

Section 4.1

Tax Matters.  Seller shall bear, and shall indemnify and hold harmless Purchaser and its affiliates (including the Company) from and against, all sales, transfer, stamp, documentary, real estate transfer and other similar Taxes incurred in connection with the sale of the Purchased Shares.  Seller shall file, on a timely basis, any Tax Returns required to be filed in connection with such Taxes.

Section 4.2

Cooperation.  Purchaser agrees to cooperate and to cause Company to cooperate with Seller, and Seller agrees to cooperate with Purchaser and Company to the extent reasonably required after the Closing Date in connection with (i) the filing, amendment, preparation, and execution of all income tax returns and other tax documents, (ii) contests concerning the application of any tax or the tax due for any such period, and (iii) audits and other proceedings conducted by taxing authorities.

Section 4.3

Approvals.  Seller, Company and Purchaser shall cooperate with one another in promptly complying with all applicable government filing, approval or consent requirements as may be necessary or desirable in order to close the transactions contemplated hereunder.

Section 4.4

Employee Benefits

After the Closing Date, employees of the Company shall be entitled to participate in Purchaser benefit, health and similar plans on the same terms and conditions as employees of Purchaser and its subsidiaries, without waiting periods or exceptions for pre-existing conditions, and giving effect to years of service with the Company as if such service were with Purchaser.  Seller shall retain sole responsibility for any and all employment, severance, consulting and other compensation contracts and agreements between Seller or its affiliates, including, without limitation, the Company, and employees of the Company in effect prior to the Closing Date, and any and all benefit liabilities, funding obligations, and other liabilities relating to any employee benefit plans maintained by Seller and its affiliates in which employees of the Company participated prior to the Closing Date.  Neither the Company nor the Purchaser shall have any obligation to offer to employees of the Company any benefit plan or arrangement available to employees of the Company prior to the Closing Date.  Seller shall retain sole responsibility for providing continuation coverage under Internal Revenue Code Section 4980B (and Part 6 of Subtitle B of the Employee Retirement Income Security Act of 1974) with respect to any qualifying event (as such term is defined in Internal Revenue Code Section 4980B(f)(3)) that occurs prior to the Closing.

Section 4.5

Conduct of the Business of the Company.  Seller shall cause the Company to (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent mortgage banking principles, (ii) continue to use the accounting methods that customarily have been followed by the Company, and (iii) use its best efforts to maintain and preserve intact for itself and for Purchaser its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees.

Section 4.6.

Publicity.  Except as otherwise required by law, so long as this Agreement is in effect, neither Purchase nor Seller shall, or shall permit any of their respective subsidiaries or Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.  In the event such press release, public statement or public announcement is required by law, the announcing party will give the other party advance notice of such and provide a copy of the proposed release, statement or announcement to the other party.

Section 4.7

Warehouse Line of Credit.  Seller shall keep in place, and shall extend until the Closing Date, the warehouse line or lines of credit that it currently provides to the Company and certain third parties to which the Company provides warehouse lines of credit.  For a period of ninety days from and after the Closing Date, Seller and its bank Affiliate shall provide the Company with a revolving warehouse line of credit in a maximum amount not to exceed the lesser of $60,000,000 or the aggregate legal lending limit of Seller and its bank Affiliate, such line of credit to be on commercially reasonable terms.

Section 4.8

Tax Liabilities.  All liabilities of the Company for taxes accrued up to the Closing Date shall be transferred to, and assumed by, Seller no later than the Closing.

ARTICLE 5

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

AND INDEMNIFICATION

Section 5.1

Survival of Representations and Warranties.  Notwithstanding any investigation by any Party, its attorneys or any of its agents or representatives:

(a)

The representations and warranties of the Sellers under Sections 2.1(a), (c), (f), (j), (k), (o) and (p) hereof (the “3-Year Representations”) shall survive the Closing for a period of three (3) years thereafter;

(b)

All other representations and warranties of the Parties herein or in any agreement, certificate or other document executed at or prior to the Closing in connection herewith (the “Other Representations”) shall survive the Closing for a period of one (1) year thereafter.

Any claim by a Party based upon any such representation or warranty shall be of no further force and effect after the expiration of the applicable period, except to the extent that a Party has asserted a claim in accordance with this Article 5 for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved as provided in this Article 5.  All covenants and agreements of the Parties shall survive the Closing until performed in accordance with their terms.

Section 5.2

Indemnification by Seller.  During the period in which any such representation or warranty shall survive, Seller shall indemnify and hold Purchaser and its subsidiaries and affiliates and their respective directors, officers, employees, agents and representatives (collectively, the “Purchaser Indemnitees”) harmless from and against all losses, claims, demands, damages, liabilities, suits, actions, costs and expenses (including attorneys’ fees) that any of the Purchaser Indemnitees may sustain or which are imposed on, incurred by, or accrued against them by reason of or which result from any breach of, or misrepresentation in, any of the 3-Year Representations or the Other Representations of Seller when made or as of the Closing Date.  For a period of one (1) year after the Closing Date, Seller shall indemnify and hold the Purchaser Indemnitees harmless from and against all losses, claims, demands, damages, liabilities, suits, actions, costs and expenses (including attorneys’ fees) that any of the Purchaser Indemnitees may sustain or which are imposed on, incurred by, or accrued against them by reason of or which result from any breach of, or misrepresentation in, any representation, warranty, covenant, agreement or certification of Seller (other than the 3-Year Representations or the Other Representations) when made or as of the Closing Date.

Section 5.3

Indemnification by Purchaser.  For a period of one (1) year after the Closing Date, Purchaser shall indemnify and hold Seller and its subsidiaries and affiliates and their respective directors, officers, employees, agents and representatives (collectively, the “Seller Indemnitees”) harmless from and against all losses, claims, demands or damages (including attorneys’ fees) that the Seller Indemnitees may sustain or which are imposed on, incurred by, or accrued against them by reason of or which result from any breach of, or misrepresentation in, any representation, warranty, covenant, agreement or certification of Purchaser when made or as of the Closing Date.

Section 5.4

Assertion of Indemnification Claim.  Any of the Seller Indemnitees or any of the Purchaser Indemnitees under Section 5.2 and 5.3, as the case may be (an “Indemnified Party”), shall give timely notice (a “Claim Notice”) to the Party from whom such indemnification is sought (each, an “Indemnifying Party”) after the Indemnified Party has actual knowledge of any claim as to which indemnification may be sought (a “Claim”) and the amount thereof, if known, and supply any other information in the possession of the Indemnified Party regarding such Claim, and will permit the Indemnifying Party (at its expense) to assume the defense of any third party Claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who shall conduct the defense of such Claim or litigation shall be reasonably satisfactory to the Indemnified Party, and provided further that the failure by the Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that the Indemnifying Party is materially damaged as a result of the failure to give notice.  The Indemnifying Party may settle or compromise any third party Claim or litigation only with the consent of the Indemnified Party which consent may not be unreasonably withheld, delayed or conditioned.

Notwithstanding the fact that the Indemnifying Party has assumed the defense of any third party Claim, the Indemnified Party shall have the right at all times to participate in the defense, settlement, negotiation or litigation relating to such Claim at its own expense.  In the event that the Indemnifying Party does not assume the defense of any matter which is the proper subject of indemnification as above provided, then the Indemnified Party shall have the right to defend any such third party Claim or demand, and will be entitled to settle any such Claim or demand in its discretion, all at the expense of the Indemnifying Party. In any event, the Indemnified Party will cooperate in the defense of any such action at the expense of the Indemnifying Party and the records of each party shall be available to the other with respect to such defense.

If the Indemnifying Party fails to give a notice disputing the validity or amount of a Claim (a “Claim Response”) within twenty Business Days following receipt of a Claim Notice, then the Claim shall be deemed to be accepted and the Indemnified Party may pursue whatever legal remedies may be available to recover the Losses as to which the Indemnified Party is seeking indemnification.

Section 5.5

Indemnification Net of Insurance Recovery.  All indemnified losses under this Article 5 shall be computed net of any insurance proceeds actually received (net of any reasonable costs of collection thereof) with respect thereto by the Indemnified Party.

Section 5.6

Limitation of Liability.    For purposes of this Article 5, “Losses” shall mean all losses, claims, demands and damages (including attorneys’ fees) made or filed against or incurred by an Indemnified Party as a result of a matter giving rise to a claim for indemnification under this Article 5.  Notwithstanding the foregoing provisions of this Article 5:

(a)

Sellers shall not be liable for indemnification hereunder for any Losses made or filed against or incurred by the Purchaser Indemnitees that, when added to all such Losses for which indemnification has already been made by Seller, exceed $17,000,000 in the aggregate.

Notwithstanding any contrary provisions of this Agreement and except for claims for fraud, Purchaser’s rights to indemnification under this Article 5 shall constitute Purchaser’s exclusive remedy for any breach of, or misrepresentation in, any warranty, representation, covenant, agreement or certification of Seller or the Company.

(b)

Purchaser shall not be liable for indemnification hereunder for any Losses made or filed against or incurred by the Seller Indemnitees that, when added to all such Losses for which indemnification has already been made by Purchaser, exceed $850,000 in the aggregate.

Notwithstanding any contrary provisions of this Agreement and except for claims for fraud, Seller’s rights to indemnification under this Article 5 shall constitute Seller’s exclusive remedy for any breach of, or misrepresentation in, any warranty, representation, covenant, agreement or certification of Purchaser.

ARTICLE 6

TERMINATION

Section 6.1

Termination.  Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

(a)

By the mutual consent in writing of the parties hereto.

(b)

By Purchaser or Seller (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 2.2), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

(c)

At any time prior to the Closing, by Purchaser or Seller in writing, if any of the conditions precedent to the obligations of the other party to consummate the transactions contemplated hereby cannot be satisfied or fulfilled prior to the Closing, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

(d)

At any time following August 31, 2004, by either party hereto in writing, if the Closing has not occurred by the close of business on such date, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

Section 6.2

Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall become void and have no effect, except that a termination pursuant to Section 6.1(b) shall not relieve or release the breaching party from any liability for an uncured breach of the covenant, agreement, understanding, representation or warranty giving rise to such termination.

ARTICLE 7

MISCELLANEOUS

Section 7.1

Fees and Expenses.  Whether or not the transactions contemplated by this Agreement are consummated, each of the Parties hereto shall pay his or its own fees and expenses incident to the negotiation, preparation and execution of this Agreement, including attorneys’ and accountants’ fees.  Seller will pay all amounts payable to any finder, investment banker or broker retained by Seller in connection with this Agreement and the transactions contemplated hereby. The Company and Seller will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement.

Section 7.2

Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by Federal Express or telecopier, as follows:

(a)

if to the Seller, as follows:

United Bank

Steven E. Wilson

514 Market Street

Parkersburg, WVA 26101

Sandra M. Murphy, Esquire

Bowles Rice McDavid Graff & Love LLP

600 Quarrier Street

Charleston, WVA 25301

Facsimile:  (304) 343-3058

(b)

if to Purchaser, to:

Cardinal Bank, N.A.

Attention:  Bernard H. Clineburg

8270 Greensboro Drive

McLean, VA 22102

Facsimile: (703) 584-3435

with a copy to:

Wayne A. Whitham, Jr., Esquire

Williams Mullen

Two James Center

Post Office Box 1320

Richmond, Virginia  23218-1320

Facsimile:  (804) 783-6507

or to such other person or address as either party shall specify by notice in writing to the other party.  All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

Section 7.3

Entire Agreement.  This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the Parties hereto with respect to the subject matter hereof.  This Agreement may not be amended except by a written agreement executed by all of the Parties hereto.

Section 7.4

Binding Effect; Benefit.  This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.  Nothing in this Agreement, whether expressed or implied, is intended to confer on any Person other than the Parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.  No Party hereto may assign his or its rights or obligations hereunder to any other Person without the prior written consent of the other Party except that Purchaser may assign its rights and obligations hereunder to an entity controlled by Purchaser.

Section 7.5

Section Headings; Construction.  The Section headings contained in this Agreement are inserted for convenience of reference purposes only and shall not affect the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

Section 7.6

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

Section 7.7

Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Virginia, exclusive of its conflict of laws provisions.

Section 7.8

Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 7.9

Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(Signatures appear on following page)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

UNITED BANK

By:  /s/ James J. Consagra, Jr.

      James J. Consagra, Jr.

Its: Executive Vice President and Chief Operating Officer

PURCHASER:

CARDINAL BANK, N.A.

By: /s/ Bernard H. Clineburg

Its:

Chairman of the Board of Directors and

Chief Executive Officer

EXHIBIT A

DEFINITIONS

The following terms, whether or not capitalized, shall have the indicated meanings unless the context requires otherwise:

Affiliate means, with respect to any Person, another Person that controls, is controlled by or is under common control with such Person.

Business means the business conducted by the Company.

Business Day means any day the banks in New York City are open for business.

Code means the Internal Revenue Code of 1986, as amended.

Disclosure Schedules means the Schedules that Seller will prepare and deliver to Purchaser pursuant to Section 2.3.

Encumbrance means any lien, charge, mortgage, pledge, security interest or claim by a third party.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

GAAP means generally accepted accounting principles in the United States, as in effect on the date thereof, applied on a basis consistent with prior periods.

Governmental Authority means any foreign, federal, state or local government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority.

Investor means a Person that purchases mortgage loans from the Company.

Knowledge, with respect to Seller, means matters known to its directors and executive officers and matters known to the Company's executive officers.

Material Adverse Effect means, with respect to Seller, Company or Purchaser, any effect that (i) is material and adverse to the financial position, results of operations or business of Seller, Company or Purchaser, respectively, or (ii) would materially impair the ability of Seller, Company or Purchaser to perform its respective obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the purchase and sale of the Purchased Shares and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in tax, banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally, (c) changes in economic conditions affecting financial institutions generally, including, but not limited to, changes in market interest rates or the projected future interest rate environment, (d) actions and omissions of Seller or Purchaser taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, or (e) direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement.

Net Worth means the assets of the Company less the liabilities of the Company, determined in accordance with GAAP.

Person means an individual, corporation, partnership, limited liability company, joint venture, trust, or unincorporated organization, or any Governmental Authority.

Tangible Net Worth means the Net Worth of the Company on the Closing Date, minus the carrying value of all of the Company's intangible assets.

Tax or Taxes means any federal, state, local or foreign income, gross receipts, payroll, excise, severance, stamp, occupation, premium, windfall profits tax, environmental, custom, duty, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

Tax Benefit means a reduction after the Closing Date in the federal, state or local liability of the Indemnified Party for Taxes or any refund of a prior Tax liability attributable to adjustments to the income, deductions or credits of the Indemnified Party resulting from any event that is the basis for a claim for indemnification pursuant to Article 5.

Tax Returns means all returns, reports, declarations, claims for refund, information returns or statements required to be filed with respect to Taxes including any schedule or attachment thereto, and any amendment thereof.

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EXHIBIT B

Opinion Letter

____________, 2004

Cardinal Bank, N.A.

8270 Greensboro Drive

McLean, VA 22102

Membership Interest Purchase Agreement, dated June __, 2004,

(the “Purchase Agreement”) by and between

United Bank, a Virginia corporation (the “Seller”), and Cardinal

Bank, N.A., a national banking association (the “Buyer”)

Gentlemen:

We have acted as counsel to the Seller and to George Mason Mortgage, LLC, a Virginia limited liability company (the “Company”), in connection with the sale of all of the member interests in the Company to the Buyer as contemplated by the Purchase Agreement.  This opinion is rendered pursuant to Section 3.1(f) of the Purchase Agreement.  Each capitalized term used but not defined herein shall have the meaning given to such term in the Purchase Agreement.

In connection with this opinion, we have examined the Purchase Agreement, the other documents, certificates and instruments executed and delivered by the Seller in connection with the Closing (such documents, certificates and instruments being referred to herein as the “Closing Documents”) and such certificates of public officials, documents and records of the Seller and the Company and other documents, certificates, records and papers that we have deemed necessary as a basis for our opinion.

We have assumed the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

We are admitted to practice law in the Commonwealth of Virginia, and we express no opinion herein concerning any law other than Virginia law and applicable federal law.

Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion, as of the date hereof, as follows:

1.

The Seller is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority to own, sell and transfer the Purchased Shares as provided in the Purchase Agreement.

2.

The Company is a limited liability company validly existing and in good standing under the laws of the Commonwealth of Virginia and has the requisite power and authority to carry on its business as presently conducted.

3.

The Seller has the corporate power and authority to execute and deliver the Purchase Agreement and the Closing Documents and to consummate the transactions contemplated thereby, all of which have been duly authorized by all necessary corporate action.

4.

The Purchase Agreement and the Closing Documents have been duly and validly executed and delivered by the Seller and are valid and binding agreements of the Seller, enforceable against the Seller in accordance with their terms.  Our opinion as to the enforceability of such documents is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting the enforcement of creditors' rights, (ii) general principles of equity (regardless of whether such enforceability is adjudicated in a proceeding in equity or at law), and (iii) statutory and equitable limitations on the exercise of certain rights and remedies, such as commercial reasonableness and good faith.

5.

The Closing Documents are in a form sufficient to transfer the Purchased Shares to the Buyer.

6.

Neither the execution, delivery and performance of the Purchase Agreement or the Closing Documents, nor the consummation of the transactions contemplated thereby, (i) violates or conflicts with any provision of the corporate charter or bylaws of the Seller or the structural documents of the Company, (ii) is prohibited by, or requires the Seller or the Company to obtain any consent, authorization, approval or registration that has not been obtained under, any statute, law, ordinance, rule or regulation, or, to our knowledge, any judgment, order, writ, injunction or decree that is binding upon the Seller or the Company, or (iii) to our knowledge, violates a material provision of or causes (or, with the passage of time or the giving of notice or both, would cause) any default under any material contract or instrument known to us to which the Seller or the Company is a party.

7.

To our knowledge, there are no actions, suits or proceedings pending or threatened against the Seller or the Company before any court or administrative agency that, if adversely determined, might reasonably be expected to result in a material adverse effect on either or both of the Seller and the Company, the business of either of them or the validity or enforceability of the Purchase Agreement or any of the Closing Documents.

8.

No approval, authorization, consent or other order or action of any state or federal government or regulatory agency or department is required for the execution, delivery and performance by the Seller of the Purchase Agreement or the consummation by the Seller of the transactions contemplated thereby.

The opinions that are expressed herein “to our knowledge” or as to matters “known to us” are limited to those specific matters involving professional engagement of this firm as counsel, to which the Seller or the Company has requested that we give substantive attention in the form of

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legal representation or consultation, and do not include information obtained by lawyers in this firm in any other role.  In addition, although we have not made any independent investigation of the applicable facts, in rendering such opinions we have relied on factual matters set forth in certificates of officers of the Seller, the representations and warranties of the Seller contained in the Purchase Agreement, and certificates of public officials.  We have no reason to believe that any of such reliance sources are inaccurate in any material respect.

We have not been asked to, and do not, render any opinion with respect to any matters except as expressly set forth above. This opinion is solely for your benefit, may not be distributed to or relied upon by any other person, quoted in whole or in part, or otherwise reproduced in any other document.  Finally, we do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that hereafter may be brought to our attention.

Very truly yours,

[Seller’s and Company’s Counsel]

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EXHIBIT C

Opinion Letter

____________, 2004

United Bank

514 Market Street

Parkersburg, WVA 26101

Membership Interest Purchase Agreement, dated June __, 2004,

(the “Purchase Agreement”) by and between

United Bank, a __________ corporation (the “Seller”), and Cardinal

Bank, N.A., a national banking association (the “Buyer”)

Gentlemen:

We have acted as counsel to the Buyer in connection with the sale of all of the member interests in the Company to the Buyer as contemplated by the Purchase Agreement.  This opinion is rendered pursuant to Section 3.2(f) of the Purchase Agreement.  Each capitalized term used but not defined herein shall have the meaning given to such term in the Purchase Agreement.

In connection with this opinion, we have examined the Purchase Agreement, the certificates executed and delivered by the Buyer pursuant to Section 3.2(c) of the Purchase Agreement (the “Certificate”), and such certificates of public officials, documents and records of the Purchaser and other documents, certificates, records and papers that we have deemed necessary as a basis for our opinion.

We have assumed the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

We are admitted to practice law in the Commonwealth of Virginia, and we express no opinion herein concerning any law other than Virginia law and applicable federal law.

Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion, as of the date hereof, as follows:

1.

The Buyer is a corporation validly existing and in good standing under the laws of the United States and has the corporate power and authority to purchase and own the Purchased Shares.

2.

The Buyer has the corporate power and authority to execute and deliver the Purchase Agreement and the Certificate and to consummate the transactions contemplated thereby, all of which have been duly authorized by all necessary corporate action.

3.

The Purchase Agreement and the Certificate have been duly and validly executed and delivered by the Buyer and constitute the valid and binding agreements of the Buyer, enforceable against the Buyer in accordance with their terms.  Our opinion as to the enforceability of such documents is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting the enforcement of creditors' rights, and (ii) general principles of equity (regardless of whether such enforceability is adjudicated in a proceeding in equity or at law), and (iii) statutory and equitable limitations on the exercise of certain rights and remedies, such as commercial reasonableness and good faith.

4

Neither the execution, delivery and performance of the Purchase Agreement or the Certificate, nor the consummation of the transactions contemplated thereby, (i) violates or conflicts with any provision of the corporate charter or bylaws of the Buyer, (ii) is prohibited by, or requires the Buyer to obtain any consent, authorization, approval or registration that has not been obtained under, any statute, law, ordinance, rule or regulation, or, to our knowledge, any judgment, order, writ, injunction or decree that is binding upon the Buyer, or (iii) to our knowledge, violates a material provision of or causes (or, with the passage of time or the giving of notice or both, would cause) any default under any material contract or instrument known to us to which the Buyer is a party.

5

To our knowledge, there are no actions or proceedings pending or threatened against the Buyer before any court or administrative agency that, if adversely determined, might reasonably be expected to result in a material adverse effect on the Buyer, the Buyer's business, or the validity or enforceability of the Purchase Agreement or the Certificate.

6.

No approval, authorization, consent or other order or action of any state or federal government or regulatory agency or department is required for the execution, delivery and performance by the Buyer of the Purchase Agreement or the consummation by the Buyer of the transactions contemplated thereby.

The opinions that are expressed herein "to our knowledge" or as to matters "known to us" are limited to those specific matters involving professional engagement of this firm as counsel, to which the Buyer has requested that we give substantive attention in the form of legal representation or consultation, and do not include information obtained by lawyers in this firm in any other role.  In addition, although we have not made any independent investigation of the applicable facts, in rendering such opinions we have relied on factual matters set forth in certificates of officers of the Buyer, the representations and warranties of the Buyer contained in the Purchase Agreement and certificates of public officials.  We have no reason to believe that any of such reliance sources are inaccurate in any material respect.

We have not been asked to, and do not, render any opinion with respect to any matters except as expressly set forth above.  This opinion is solely for your benefit, may not be distributed to or relied upon by any other person, quoted in whole or in part, or otherwise reproduced in any other document.  Finally, we do not undertake to advise you of any changes in

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the opinions expressed herein resulting from matters that hereafter may be brought to our attention.

Very truly yours,

[Buyer’s Counsel]

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